                                                                                                                   Ernst & Young LLP•
                                        Phone:403 290-4100

        Chartered Accountants
                                                               Fax:         403 290-4265

        Ernst & Young Tower

        1000 440 2 Avenue SW

        Calgary AB Canada  T2P 5E9

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No ____________) and related Prospectus of GeoGlobal Resources Inc. for the registration of 8,860,080 shares of its common stock and to the incorporation by reference therein of our report dated March 23, 2007, with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP (signed)

Calgary, Alberta, Canada
August 16, 2007